LICENSE AGREEMENT

      THIS AGREEMENT, made as of the 13th day of February, 1997, by and between Corning Incorporated, a corporation organized and existing under the laws of the State of New York, United States of America, having its principal place of business in the City of Corning, County of Steuben, State of New York, U.S.A. ("Corning") and Serengeti Eyewear, Inc. (formerly known as Solar-Mates, Inc.), a New York corporation ("Serengeti").

                                   WITNESSETH:

      WHEREAS, Corning and Serengeti have entered into a Purchase Agreement (as defined below) dated as of October 29, 1996 pursuant to which Serengeti will acquire the Serengeti Business (as defined in the Purchase Agreement);

      WHEREAS, in connection with the Purchase Agreement, Corning has assigned certain patents to Serengeti, including the Licensed Patents (as defined below);

      WHEREAS, it is a condition to the consummation of the Purchase Agreement that Corning and Serengeti will have entered into this license agreement;

      WHEREAS, Corning wishes to have a license for certain rights in the Licensed Patents as defined below; and

      WHEREAS, the Parties (as defined below) are willing to enter into this License Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

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                                      -2-


                                 I. DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings:

      1.1 Licensed Patent shall mean the letters patent identified in Exhibit A hereto (including without limitation any U.S. or non-U.S. patents that are counterparts thereof and/or any divisions, continuations, continuations-in-part or reissues thereof).

      1.2 Party: Corning or Serengeti, as the case may be, and both Corning and Serengeti when used in the plural.

      1.3 Purchase Agreement shall mean the Agreement of Purchase and Sale dated as of October 29, 1996 between Serengeti and Corning for the purchase of the Serengeti Business as defined in that Agreement.

      Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

                      II. LICENSE FROM SERENGETI TO CORNING

      2.1 Serengeti hereby grants to Corning a paid up, royalty-free, worldwide license, with the right to sublicense its subsidiaries and affiliates, (i) to make, have made, use, sell or offer to sell lenses, lense blanks and other optical materials or prescription eyeglasses or lenses used to treat or mitigate medical conditions or symptoms such as light sensitivity, and other products currently manufactured by Corning (other than through the Serengeti Business) that do not relate to plano or prescription sunglass lenses, or practice any method claimed in the Licensed Patent currently practiced by Corning (other than through the Serengeti Business) that do not relate to plano or prescription sunglass lenses, and (ii) subject to subparagraph 2.2 hereof, to make, have made, use, sell or offer to sell a plano or prescription sunglass lens that has spectral filtration (i.e., light transmission) outside the spectral filtration limits set forth on Exhibit B.

      2.2 The license granted in Section 2.1 above shall be exclusive (even as against Serengeti), except as set forth in subparagraphs (a) and (b) below:

            (a) in the event that Serengeti wishes to practice the Licensed Patents to produce a sunglass lens which has spectral filtration outside the spectral filtration limits set forth on Exhibit B, Serengeti will so notify Corning in writing and Corning will, no later than ninety (90) days from such notice, give Serengeti its estimates of the feasibility, time and costs likely to be incurred to develop such a lens to meet Serengeti's requirements, and if the Parties (i) cannot agree in good faith on the payment of development costs or (ii) are unable or unwilling to agree in good faith on a supply arrangement pursuant to which Corning would provide to Serengeti the photochromic lens blanks for such lenses at reasonable prices and under reasonable terms and conditions at least one hundred eighty (180) days from the date of Serengeti's written notice to Corning, Serengeti shall have the right to practice the Licensed Patents to the extend necessary to manufacture, use or sell such lenses for use in its sunglass products; and

            (b) in the event that Corning wishes to practice the Licensed Patents to make, have made, use or sell a plano or prescription sunglass lens outside the spectral filtration limits set forth on Exhibit B, Corning will so notify Serengeti in writing and offer Serengeti an exclusive supply of such lenses on reasonable terms and conditions including quantities, prices, duration, and other terms and conditions; provided however, if within sixty (60) days of such notice Serengeti notifies Corning that Serengeti agrees to purchase at least 50,000 of such lenses to test market, Corning shall not sell such products to third parties for a period of one (1) year after such notice from Serengeti and the parties will, during that one (1) year period, attempt to negotiate a further exclusive supply arrangement with Serengeti. If

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                                      -4-


Serengeti and Corning cannot agree on such a supply arrangement within such one
(1) year period from such notice, nothing herein shall prevent Corning from selling such lenses to any other party after such period.

      2.3 Serengeti will pay all necessary fees to retain in force each Licensed Patent. Serengeti shall advise Corning if it no longer wishes to retain any Licensed Patent in which case Serengeti shall at Corning's written request assign such Licensed Patent to Corning.

                                 III. ASSIGNMENT

      This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement may not be assigned in whole or in part by either Party except with the prior written consent of the other Party. Any purported assignment of this Agreement without the other Party's consent shall be void.

                            IV. DURATION OF AGREEMENT

      This Agreement shall take effect as of the date first above written and shall continue in effect until the expiry of the last to expire of the Licensed Patents.

                                   V. DISPUTE

      All disputes arising in connection with the present Agreement shall be resolved in accordance with Section 16.2 of the Purchase Agreement.

                                   VI. NOTICES

      All notices, reports, requests or demands to be given by either Party to the other under the provisions of this Agreement shall be forwarded, charges prepaid, by cablegram, confirmed by letter, by facsimile or by registered or certified airmail properly addressed to the respective Parties as follows:

                                     Corning Incorporated
                                     One Riverfront Plaza
                                     Corning, NY 14831
                                     Attention: The Secretary
                                     Fax: (607) 974-6135

                             and

                                     Serengeti Eyewear, Inc.
                                     8125 25th Court East
                                     Sarasota, EL 34243
                                     Attention: Stephen Nevitt, President
                                     Fax: (941) 359-3598

or at such other address as either Party may from time to time by written notice designate as its address for the purposes hereof and shall be deemed to have been received on the day following dispatch of any such cablegram and the eighth day following posting of any such letter.

                              VII. ENTIRE AGREEMENT

      The terms and provisions herein contained constitute the entire Agreement between the Parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties hereto with respect to the subject matter hereof; and no agreement or understanding varying or extending the same will be

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                                      -6-


binding upon either Party hereto unless in writing, and signed by duly authorized officers or representatives of the respective Parties.

                               VIII. CONSTRUCTION

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles and the United States of America.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in New York, New York in a manner binding upon them by their duly authorized officers as of the date first above written.

                                              CORNING INCORPORATED


                                              By: /s/ Howard J. Zingler
                                                  ---------------------------

                                              SERENGETI EYEWEAR, INC.


                                              By: /s/ Stephen Nevitt
                                                  ---------------------------

                                    EXHIBIT A

                                LICENSED PATENTS

Patent Number           Title                                          Exp. Date

U.S. 4,118,214    Treating Polychromatic Glass in Reducing Atmospheres  06/21/97
U.S. 4,240,836    Colored Photochromic Glasses and Method               11/18/99
U.S. 4,290,794    Method of Making Colored Photochromic Glasses         11/18/99
U.S. 4,537,612    Colored Photochromic Glasses                          09/16/04
U.S. 4,710,430    Colored Photochromic Glasses                          05/02/05
U.S. 4,979,976    Making Colored Photochromic Glasses                   04/15/00

                                   EXHIBIT B

                           SPECTRAL FILTRATION LIMITS

The colored box is based on the x and y coordinates determined using Illuminant C and the CIE Standard Observer.

================================================================================
                                           x                        y
--------------------------------------------------------------------------------
DRIVER                                  0.3625                   0.3320
                          ------------------------------------------------------
                                        0.3800                   0.3440
                          ------------------------------------------------------
                                        0.3850                   0.3375
                          ------------------------------------------------------
                                        0.3670                   0.3250
                          ------------------------------------------------------
VERMILLION                              0.3685                   0.2990
                          ------------------------------------------------------
                                        0.3795                   0.3035
                          ------------------------------------------------------
                                        0.3795                   0.2950
                          ------------------------------------------------------
                                        0.3685                   0.2910
                          ------------------------------------------------------
VECTOR                                  0.4390                   0.3340
                          ------------------------------------------------------
                                        0.4445                   0.3300
                          ------------------------------------------------------
                                        0.4330                   0.3170
                          ------------------------------------------------------
                                        0.4280                   0.3210
================================================================================

It must be recognized that working outside the color boxes as currently specified, risks deviations from recognized product colors.